Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 of our report dated February 12, 2026 with respect to the audited financial statements of Iron Horse Acquisition II Corp. for the year ended November 30, 2025 and for the period from November 26, 2024 (inception) through November 30, 2024.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

May 14, 2026